                                                                  Exhibit 10(zz)

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                               CSI FUNDING, INC.,
                                 as Transferor,

                             COMPUCOM SYSTEMS, INC.
                                  as Servicer,

                               LLOYDS TSB BANK PLC
                            as Initial Series 2000-1
                               Certificateholder,

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
              (f/k/a NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION),
                                   as Trustee

                       on behalf of the Certificateholders

                                   ----------

                            SERIES 2000-1 SUPPLEMENT

                           Dated as of October 2, 2000

                                       to

                       COMPUCOM RECEIVABLES MASTER TRUST I

                         POOLING AND SERVICING AGREEMENT

                             Dated as of May 7, 1999
                  as amended and restated as of August 20, 1999

                                   ----------

                     ACCOUNTS RECEIVABLE TRUST CERTIFICATES
                                  SERIES 2000-1

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I

DESIGNATION OF CERTIFICATES; PURCHASE AND SALE OF THE SERIES 2000-1
INVESTOR CERTIFICATES..........................................................1
     SECTION 1.1    Designation................................................1
     SECTION 1.2    The Series 2000-1 Certificates ............................1
     SECTION 1.3    Purchases of Interests in the Series 2000-1 Certificates...2
     SECTION 1.4    Delivery ..................................................2
     SECTION 1.5    Procedure for Issuance ....................................2
     SECTION 1.6    Interest; Etc..............................................2
     SECTION 1.7    Certificate Rate Limitation................................3

ARTICLE II

AGREEMENT MODIFICATIONS .......................................................3
     SECTION 2.1    Agreement Modifications....................................3

ARTICLE III

DISTRIBUTIONS AND REPORTS ....................................................13
     SECTION 3.1    Distributions.............................................13
     SECTION 3.2    Reports, Statements and Notices ..........................13

ARTICLE IV

TAXES.........................................................................14
     SECTION 4.1    Taxes ....................................................14
     SECTION 4.2    Limitation ...............................................17

ARTICLE V

REPRESENTATIONS AND WARRANTIES ...............................................17
     SECTION 5.1    Representations and Warranties of the Transferor and the
                    Servicer .................................................17
     SECTION 5.2    Obligations Unaffected....................................17

ARTICLE VI

CONDITIONS PRECEDENT..........................................................17
     SECTION 6.1         Conditions Precedent to Effectiveness of Supplement..17

ARTICLE VII

[RESERVED]....................................................................19

ARTICLE VIII

MISCELLANEOUS.................................................................19
     SECTION 8.1         Ratification of Agreement............................19
     SECTION 8.2         Governing Law........................................19
     SECTION 8.3         Payments.............................................19
     SECTION 8.4         No Waiver; Cumulative Remedies.......................19
     SECTION 8.5         Severability.........................................20
     SECTION 8.6         Notices..............................................20
     SECTION 8.7         Successors and Assigns...............................20
     SECTION 8.8         Counterparts.........................................21
     SECTION 8.9         Limitation of Payments by Transferor.................21
     SECTION 8.10        No Bankruptcy Petition...............................21
     SECTION 8.11        The Trustee..........................................22
     SECTION 8.12        Consent to Jurisdiction..............................22

ARTICLE IX

DEFINITIONS...................................................................23
     SECTION 9.1         Definitions..........................................23

                                   SCHEDULES

Schedule List of Trust Accounts

                                    EXHIBITS

Exhibit A                Form of Notification of Obligors
Exhibit B                Form of Series 2000-1 Investor Certificate

      SERIES 2000-1 SUPPLEMENT, dated as of October 2, 2000 (as amended from time to time, this "Supplement") among CSI FUNDING, INC., a Delaware corporation, as Transferor (the "Transferor"), COMPUCOM SYSTEMS, INC., a Delaware corporation, as Servicer (the "Servicer"), LLOYDS TSB BANK PLC, an English public limited company, as the initial Series 2000-1 Certificateholder (the "Initial Series 2000-1 Certificateholder"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (f/k/a NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION), a national banking association, as trustee (together with its successors in trust thereunder as provided in the Pooling and Servicing Agreement referred to below, the "Trustee"), under the Pooling and Servicing Agreement, dated as of May 7, 1999 as amended and restated as of August 20, 1999 (as amended and supplemented from time to time, the "Agreement") among the Transferor, the Servicer and the Trustee.

                              PRELIMINARY STATEMENT

      Section 6.09 of the Agreement provides, among other things, that the Transferor and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the issuance of Investor Certificates. The Transferor has delivered the Issuance Notice required by Section 6.09 of the Agreement and hereby enters into this Supplement with the Servicer, the Initial Series 2000-1 Certificateholder and the Trustee to provide for the issuance, authentication and delivery of the Accounts Receivable Trust Certificates, Series 2000-1.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                 DESIGNATION OF CERTIFICATES; PURCHASE AND SALE
                   OF THE SERIES 2000-1 INVESTOR CERTIFICATES

      SECTION 1.1 Designation. The Certificates issued pursuant to this Supplement shall be designated generally as the Accounts Receivable Trust Certificates, Series 2000-1.

      SECTION 1.2 The Series 2000-1 Certificates. (a) The Series 2000-1 Certificates shall represent fractional undivided interests in the Trust Assets, consisting of the right to receive Collections and other amounts at the times and in the amounts specified in the Agreement as amended by this Supplement (collectively, the "Series 2000-1 Certificateholders' Interest").

      (b) The Series 2000-1 Certificates shall, upon issue, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Section 1.4 hereof and Section 6.01 of the Agreement.

      SECTION 1.3 Purchases of Interests in the Series 2000-1 Certificates. Purchase. Subject to the terms and conditions of this Supplement, the Initial Series 2000-1 Certificateholder hereby agrees to purchase on the Issuance Date a Series 2000-1 Certificate in an amount equal to $25,000,000. Payments by the Initial Series 2000-1 Certificateholders in respect of Series 2000-1 Certificates shall be made in immediately available funds on the Issuance Date to the Trustee and be applied to pay down the aggregate amount of the Series 1999-1 Certificate.

      SECTION 1.4 Delivery. On the Issuance Date, the Transferor shall sign on behalf of the Trust and shall deliver to the Trustee pursuant to Section 6.01 of the Agreement, and the Trustee, upon receipt, shall so authenticate the initial Series 2000-1 Certificate in the name of the Initial Series 2000-1 Certificateholder and deliver such Series 2000-1 Certificate to the Initial Series 2000-1 Certificateholder. The Trustee shall mark on its books the actual Invested Amount of each Series 2000-1 Certificateholder outstanding on any date of determination, which, absent manifest error, shall constitute prima facie evidence of such outstanding Invested Amount from time to time.

      SECTION 1.5 Procedure for Issuance. (a) Subject to Section 1.5(b) of this Supplement, on the Issuance Date, the Initial Series 2000-1 Certificateholder agrees to purchase a Series 2000-1 Certificate in accordance with Section 1.3(a) of this Supplement.

      (b) The Series 2000-1 Certificateholder shall not be required to make the purchase of Series 2000-1 Certificates on the Issuance Date unless, after giving effect thereto:

            (i) the Series 2000-1 Target Receivables Amount would not exceed the Series 2000-1 Allocated Receivables Amount on the Issuance Date;

            (ii) the Aggregate Target Receivables Amount would not exceed the Aggregate Allocated Receivables Amount on the Issuance Date; and

            (iii) no Early Amortization Event or Prospective Early Amortization Event shall have occurred and be continuing.

      SECTION 1.6 Interest; Etc. (a) (i) Interest shall be payable on the Series 2000-1 Certificates on each Payment Date pursuant to Section 4.07(a) of the Agreement as set forth in this Supplement. Interest shall accrue on the Series 2000-1 Certificates from the Issuance Date.

            (ii) The Servicer shall determine before 1:00 p.m. Minneapolis Time on the Business Day preceding each Payment Date, the Monthly Interest Amount for the Series 2000-1 Certificates payable on such Payment Date with respect to the related Accrual Period.

      (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Accrual Period, the Trustee shall have determined that dollar deposits in the principal amounts of the Invested Amount are not generally available in the London interbank market, or that reasonable means do not exist for ascertaining the LIBOR Rate, the Trustee shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Transferor, the Servicer and the Series 2000-1 Certificateholders. In the event of any such determination, until the Trustee shall have advised the Transferor, the Servicer and the Series 2000-1 Certificateholders that the circumstances giving rise to such notice no longer exist, the Certificate Rate shall be the last Certificate Rate calculated. Each such determination by the Trustee hereunder shall be conclusive absent manifest error.

      SECTION 1.7 Certificate Rate Limitation. Notwithstanding anything herein to the contrary, if at any time any Certificate Rate, together with all fees, charges and other amounts which are treated as interest on the Series 2000-1 Certificates, under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Series 2000-1 Certificateholders in accordance with the terms hereof, then such Certificate Rate, together with all Charges payable in respect of the Series 2000-1 Certificates, shall be limited to the Maximum Rate and, to the extent lawful, such Certificate Rate and Charges that would have been payable in respect of the Series 2000-1 Certificates, but were not payable as a result of the operation of this Section, shall be cumulated and the Certificate Rate and Charges payable to such Series 2000-1 Certificateholders in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, shall have been received by such Series 2000-1 Certificateholders.

                                   ARTICLE II

                             AGREEMENT MODIFICATIONS

      SECTION 2.1 Agreement Modifications.

      The following terms of the Agreement are hereby modified only with respect to this Supplement and the Series 2000-1 Investor Certificates as follows:

      Section 3.03 is modified by adding the following new paragraph (v) immediately after paragraph (u) thereof:

            (v) No Material Adverse Change. Since December 31, 1999 there has been no material adverse change in CompuCom's financial condition, business, properties or operations.

      Article III is modified by adding the following new Section 3.11 to the end thereof:

      Section 3.11 Program Costs. So long as CompuCom is the Servicer, the Servicer shall pay from its servicing compensation all Program Costs as they arise.

      Section 4.02 is modified to add the following:

            (d) Establishment of Trust Accounts. (i) The Trustee shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, (x) for the benefit of the Series 2000-1 Certificateholders and (y) for the benefit, subject to the prior and senior interest of the Series 2000-1 Certificateholders, of the holder of the Transferor Certificate, (A) a subaccount of the Collection Account (the "Series 2000-1 Collection Subaccount"), which subaccount is the Series Collection Subaccount with respect to Series 2000-1; (B) two subaccounts of the Series 2000-1 Collection
Subaccount: (1) the Series 2000-1 Principal Collection Sub-subaccount, and (2) the Series 2000-1 Non-Principal Collection Sub-subaccount (respectively, the "Series 2000-1 Principal Collection Sub-subaccount" and the "Series 2000-1 Non-Principal Collection Sub-subaccount"); (C) a subaccount of the Series 2000-1 Principal Collection Sub-subaccount (the "Series 2000-1 Principal Collection Subordinated Sub-subaccount"); and (D) a subaccount of the Series 2000-1 Non-Principal Collection Sub-subaccount (the "Series 2000-1 Accrued Interest Sub-subaccount"). The subaccounts and sub-subaccounts established pursuant to this Section 4.02(d)(i) and listed on Schedule 2 attached to the Supplement with respect to Series 2000-1 shall be referred to collectively as the "Trust Accounts". Each Trust Account shall bear a designation indicating that the funds deposited therein are held for the benefit of the Persons (and for each such Person, to the extent) set forth in clauses (x) and (y) above. The Trustee, on behalf of the Series 2000-1 Certificateholders, shall possess all right, title and interest in all funds from time to time on deposit in, and all Eligible Investments credited to, the Trust Accounts and in all proceeds thereof. The Trust Accounts shall be under the sole dominion and control of the Trustee for the exclusive benefit of the Persons (and, for each such Person to the extent) set forth in clauses (x) and (y) above.

      (ii) All Eligible Investments in the Trust Accounts shall be held by the Trustee, on behalf of the Series 2000-1 Certificateholders, for the exclusive benefit of the Persons (and, for each such Person, to the extent) set forth in clauses (x) and (y) of Section 4.02(d)(i) above. Funds on deposit in a Trust Account shall, at the direction of the Servicer, be invested together with funds held in other Trust Accounts. After giving effect to any distribution to the Transferor pursuant to Section 4.04(c), amounts on deposit and available for investment in the Trust Accounts shall be invested by the Trustee at the written direction of the Servicer in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, so that funds will be available on or prior to the Business Day immediately preceding the related Payment Date. If the Trustee does not receive written direction from the Servicer, any such amounts on deposit shall be invested in the investments described in subclause (iv) of the definition of Eligible Investments.

      Section 4.03(a)(i) is modified in its entirety to read as follows:

            (i) The Servicer will allocate, pay or deposit all Collections with respect to the Receivables for each Business Day as described in this Article
IV. Except as provided below, no later than the Business Day following the receipt of any Collections (or, in the case of checks received directly by the Servicer, two Business Days after receipt), the Servicer shall deposit (or cause to be deposited) such Collections into the Concentration Account and shall allocate and transfer such Collections as required by Section 4.03(a)(ii) below. In the event a Servicer Default or an Early Amortization Event shall have occurred, the Servicer shall cause (unless the Control Party and the Servicer shall have agreed in writing that the Servicer need not comply with this sentence for the period or periods set forth in such agreement) all Collections to be remitted directly (without deposit into the Concentration Account) to the Collection Master Subaccount within two Business Days after receipt of such Collections.

      Section 4.04 is modified in its entirety to read as follows:

      Section 4.04. Daily Allocations. (a) The portion of Collections allocated to the Series 2000-1 Investor Certificates pursuant to this Article IV shall be allocated and distributed as set forth in this Article IV by the Trustee based solely on the information provided it by the Servicer in the Daily Report (upon which the Trustee may conclusively rely unless otherwise notified by the Control Party).

      (b)(i) On each Business Day, (x) an amount equal to the Accrued Expense Amount for such day shall be transferred by the Trustee from the Series 2000-1 Collection Subaccount to the Series 2000-1 Non-Principal Collection Sub-subaccount and (y) an amount equal to the Monthly Interest Amount for such day shall be transferred by the Trustee from the Series 2000-1 Non-Principal Collection Sub-subaccount to the Series 2000-1 Accrued Interest Sub-subaccount.

      (ii) Following the transfers pursuant to clause (i) above, on each Business Day any remaining funds on deposit in the Series 2000-1 Collection Subaccount shall be transferred by the Trustee to the Series 2000-1 Principal Collection Sub-subaccount.

      (c)(i) On each Business Day during the Revolving Period (including Payment Dates), after giving effect to all allocations of Collections on such Business Day, amounts on deposit in the Series

2000-1 Principal Collection Sub-subaccount shall (but only to the extent that the Trustee has received a Daily Report which reflects the receipt of the Collections on deposit therein) be distributed as indicated on the Daily Report by the Trustee in the following order of priority: (A) to be retained in the Series 2000-1 Principal Collection Sub-subaccount to the extent the Series 2000-1 Target Receivables Amount exceeds the Series 2000-1 Allocated Receivables Amount; (B) to any Successor Servicer, any Additional Servicing Fee due and arising; (C) if CompuCom is not the Servicer, to the payment of all accrued and unpaid Program Costs; (D) to the Series 2000-1 Certificateholders to the extent of any accrued and unpaid Article IV Costs; and (E) subject to the last sentence of Section 4.04(d), (x) to the Transferor in accordance with the directions contained in the Daily Report or (y) at the election of the Transferor by written notice to the Servicer and the Trustee, (A) to be retained in the Series 2000-1 Principal Collection Sub-subaccount, an amount specified in such notice (which amount may be distributed at the direction of the Transferor) or (B) to the Series 2000-1 Principal Collection Sub-subaccount of another Series 2000-1.

      (ii) On each Business Day during the Early Amortization Period (including Payment Dates) (after giving effect to all allocations of Collections on such Business Day and transfers pursuant to Sections 4.04(d) and (e)), amounts on deposit in the Series 2000-1 Principal Collection Sub-subaccount shall (but only to the extent that the Trustee has received a Daily Report which reflects the receipt of the Collections on deposit therein) be distributed as indicated on the Daily Report by the Trustee in the following order of priority: (A) to be retained in the Series 2000-1 Principal Collection Sub-subaccount, an amount up to the Series 2000-1 Aggregate Invested Amount; (B) to any Successor Servicer, any Additional Servicing Fee due and arising; and (C) the remainder of such funds shall be distributed by the Trustee in accordance with clauses (C) through
(E) of Section 4.04(c)(i) above.

      (d) On each Business Day during the Early Amortization Period (including Payment Dates), the Trustee shall transfer from the Series 2000-1 Principal Collection Sub-subaccount to the Series 2000-1 Principal Collection Subordinated Sub-subaccount out of amounts deposited into the Series 2000-1 Principal Collection Sub-subaccount (prior to any withdrawal pursuant to Section 4.04(c) above) the product of (i) the Series 2000-1 Subordinated Percentage and (ii) the amount of funds deposited into the Series 2000-1 Principal Collection Sub-subaccount on such day (other than funds transferred to the Series 2000-1 Principal Collection Sub-subaccount pursuant to Section 4.04(e) below). Upon termination of the Early Amortization Period, amounts remaining on deposit in the Series 2000-1 Principal Collection Subordinated Sub-subaccount shall be transferred to the Series 2000-1 Principal Collection Sub-subaccount to the extent of the Adjusted Invested Amount and the remainder shall be distributed in accordance with clauses (B) through (E) of Section 4.04(c)(i) above. The Trustee shall not distribute any funds from the Series 2000-1 Principal Collection Sub-subaccount and the Series 2000-1 Principal Collection Subordinated Sub-subaccount to the Transferor (x) if any Prospective Early Amortization Event has occurred and is continuing or (y) during the Early

Amortization Period until the Adjusted Invested Amount has been reduced to zero and all other amounts owing under this Supplement have been paid in full.

      (e) On each Business Day (including Payment Dates) during the Early Amortization Period, the Trustee shall transfer from funds on deposit in the Series 2000-1 Principal Collection Subordinated Sub-subaccount to the Series 2000-1 Principal Collection Sub-subaccount an amount equal to the sum of (i) the product of (A) the Invested Percentage and (B) the excess of (1) the Dilution Factors made and the Unpaid Balance of Ineligible Receivables designated since the prior Business Day minus (2) the amount deposited by the Transferor in the Series 2000-1 Principal Collection Sub-subaccount in respect of such Dilution Factors and Ineligible Receivables since the preceding Business Day and (ii) the product of (A) the Invested Percentage and (B) the Unpaid Balance of Receivables in the Trust which became Defaulted Receivables since the preceding Business Day (but in no event greater than the amount on deposit in the Series 2000-1 Principal Collection Subordinated Sub-subaccount).

      (f) The allocations to be made pursuant to this Section 4.04 are subject to the provisions of Sections 2.04(c), 2.04(d), 12.01 and 12.02 of this Agreement.

      Section 4.05 is modified in its entirety to read as follows:

      Section 4.05 Determination of Interest. (a) The Monthly Interest Amount shall be distributable with respect to the Series 2000-1 Investor Certificates on each Payment Date pursuant to Section 4.07.

      (b) On each Payment Date, the Servicer shall determine the excess, if any (the "Payment Date Interest Shortfall"), of (A) the applicable Monthly Interest Amount, over (B) the amount distributed to the Series 2000-1 Certificateholders on such Payment Date in respect thereof. If the Payment Date Interest Shortfall with respect to any Payment Date is greater than zero, an additional amount ("Additional Interest") equal to the product, for the period beginning on such Payment Date until such Payment Date Interest Shortfall is repaid, of (A) a rate per annum equal to the Certificate Rate from time to time in effect during such period, (B) such Payment Date Interest Shortfall (or the portion thereof which has not been paid to the Series 2000-1 Certificateholders) and (C) the actual number of days in such period divided by 365, shall be payable as provided herein with respect to the Series 2000-1 Investor Certificates on each Payment Date following such Payment Date to and including the Payment Date on which such Payment Date Interest Shortfall is paid in full to the Series 2000-1 Certificateholders.

      Section 4.06 is modified in its entirety to read as follows:

      Section 4.06 Determination of Series 2000-1 Principal. The amount distributable from the Series 2000-1 Principal Collection Sub-subaccount on each Payment Date during the Early

Amortization Period shall be equal to the amount retained on deposit in such subaccount in accordance with Section 4.04(c)(ii) as of the last day of the related Settlement Period plus, if any, the amount of Collections, if any, available from the Principal Collection Sub-subaccount of any other Series pursuant to the terms of such Series (such amount being the "Series 2000-1 Monthly Principal Payment" for such Payment Date); provided, that the Series 2000-1 Monthly Principal Payment on any Payment Date shall not exceed the Series 2000-1 Aggregate Invested Amount on such Payment Date.

      Section 4.07 is modified in its entirety to read as follows:

      Section 4.07 Distributions. (a) On each Payment Date, the Servicer shall direct the Trustee to distribute (and the Trustee shall distribute) to the Series 2000-1 Certificateholders, from amounts on deposit in the Series 2000-1 Accrued Interest Sub-subaccount to the extent funds are available, an amount equal to the sum of (i) the Monthly Interest Amount payable on such Payment Date, plus (ii) the amount of any Monthly Interest Amount previously due but not distributed to the Series 2000-1 Certificateholders on a prior Payment Date, plus (iii) the amount of any Additional Interest for such Payment Date and any Additional Interest previously due but not distributed to the Series 2000-1 Certificateholders on a prior Payment Date; provided, however, that during the Early Amortization Period or if the Series 2000-1 Allocated Receivables Amount is less than the Series 2000-1 Target Receivables Amount, no amounts will be distributed pursuant to clause (iii) until repayment in full of the Series 2000-1 Aggregate Invested Amount and all amounts payable pursuant to clauses (i) and (ii) above have been paid.

      (b) On each Payment Date, the Servicer shall direct the Trustee to apply (and the Trustee shall apply) funds on deposit in the Series 2000-1 Non-Principal Collection Sub-subaccount after the distributions referred to in
Section 4.07(a) on such Payment Date in the following order of priority to the extent funds are available:

            (i) an amount equal to the Monthly Trustee Fee shall be paid to the Trustee;

            (ii) an amount equal to the Servicing Fee for the Accrual Period ending on such Payment Date shall be paid to the Servicer (less any amount payable to the Trustee pursuant to this Agreement or to a Lock-Box Bank or Wire Transfer Receipt Account Bank on account of customary fees and returned items which shall be paid to the Trustee or any Lock-Box Bank or Wire Transfer Receipt Account Bank); provided, that if CompuCom is the Servicer, the amounts required to be paid pursuant to clauses (iii) through (iv) below shall be paid prior to the Servicing Fee;

            (iii) an amount equal to (A) the lesser of (a) Transition Costs and
      (b) $100,000 shall be paid to any Successor Servicer minus (B) the amount of any Transition Costs paid to the Successor Servicer pursuant to any other Series; and

            (iv) an amount equal to the Transition Costs not paid pursuant to subsection (iii) above or pursuant to any other Series shall be paid to any Successor Servicer;

provided, however, (A) during the Early Amortization Period, no funds shall be applied pursuant to clause (iv) above until repayment in full of the Series 2000-1 Aggregate Invested Amount and (B) during the Revolving Period, no funds shall be applied pursuant to clause (iv) above unless the Series 2000-1 Allocated Receivables Amount equals or exceeds the Series 2000-1 Target Receivables Amount.

      Any remaining amount on deposit in the Series 2000-1 Non-Principal Collection Sub-subaccount not applied pursuant to clauses (i) through (iv) above shall be deposited in the Transferor Collection Subaccount; provided, however, that during the Early Amortization Period or if the Series 2000-1 Allocated Receivables Amount is less than the Series 2000-1 Target Receivables Amount, such remaining amounts shall be deposited in the Series 2000-1 Principal Collection Sub-subaccount for distribution in accordance with Section 4.07(c)(ii) below.

      (c)(i) On each Payment Date during the Revolving Period, the Servicer shall direct the Trustee to apply (and the Trustee shall apply) amounts on deposit in the Series 2000-1 Principal Collection Sub-subaccount in accordance with Section 4.04(c)(i);

      (ii) On each Payment Date during the Early Amortization Period, the Trustee will apply amounts retained on deposit in the Series 2000-1 Principal Collection Sub-subaccount pursuant to Section 4.04(c)(ii) as of the last day of the related Settlement Period in the following order of priority:

            (1) an amount equal to the Series 2000-1 Monthly Principal Payment for such Payment Date shall be distributed to the Series 2000-1 Certificateholders;

            (2) an amount equal to the Additional Servicing Fee, if any, due and arising shall be distributed to the Successor Servicer; and

            (3) the remaining amount on deposit in the Series 2000-1 Principal Collection Sub-subaccount as of the last day of the related Settlement Period shall be applied in accordance with clauses (B) through (E) of
      Section 4.04(c)(i).

      Article VII is amended by adding the following section at the end thereof:

      Section 7.04 Liabilities. The Transferor agrees to pay, directly to the injured party, subject to the next sentence, the entire amount of any losses, claims, damages or liabilities (other than those incurred by a 2000-1 Certificateholder as a result of defaults on the Receivables and other than any losses, claims, damages or liabilities arising out of the imposition by any taxing authority of any federal, state or local income or franchise taxes or any other taxes imposed on or measured by income (including any interest, penalties or additions with respect thereto) upon the Series 2000-1 Certificateholders including other Affected Parties (including any liabilities, costs or expenses with respect thereto) with respect to the Receivables not specifically indemnified or represented to hereunder) arising out of or based on the arrangements created by this Agreement or the actions of the Servicer taken pursuant to this Agreement or any Supplement. The Transferor agrees to pay, indemnify and hold harmless each Series 2000-1 Certificateholder and the Trustee (and its officers, directors, employees and agents) against and from any and all such losses, claims, damages and liabilities except to the extent that they arise from the gross negligence or willful misconduct of the Trustee or such Series 2000-1 Certificateholder. The provisions of this Section 7.04 shall survive the termination of this Supplement.

      Article IV is further amended by adding the following section:

      Section 4.09 Transferor's or Servicer's Failure to Make a Deposit or Payment. (a) If the Servicer or the Transferor fails to make, or give instructions to make, any payment or deposit (other than as required by Section 2.04(d)) required to be made or given by the Servicer or Transferor, respectively, at the time specified in the Agreement (including applicable grace periods), the Trustee shall make such payment or deposit from the applicable Trust Account without instruction from the Servicer or Transferor. The Trustee shall be required to make any such payment or deposit hereunder only to the extent that the Trustee has sufficient information in a Daily Report, a Settlement Statement or other writing furnished by the Servicer to allow the Trustee to determine the amount thereof. The Servicer shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee to make such payment or deposit. Such funds or the proceeds of such withdrawal shall be applied by the Trustee in the manner in which such payment or deposit should have been made by the Transferor or the Servicer, as the case may be.

      Article IX is hereby modified as follows:

      The following new subparagraphs are hereby inserted in Section 9.01:

            (ix) the average of the Sales-Based Dilution Ratios as of the three most recent Determination Dates shall exceed 7%;

            (x) if either (a) (i) the Series 2000-1 Allocated Receivables Amount is less than the Series 2000-1 Target Receivables Amount for five consecutive Business Days and (ii) Majority Series 2000-1 Certificateholders affirmatively vote to cause the Amortization Period to commence or (b) on the fifth Business Day following the event described in
      (a)(i) above, either (i) the Series 2000-1 Allocated Receivables Amount is less than the Series 2000-1 Target

      Receivables Amount or (ii) Series 2000-1 Certificateholders having, in the aggregate, more than 66.67% of the Invested Amount have not voted to continue the Revolving Period;

            (xi) CompuCom shall cease to own all of the outstanding capital stock of the Transferor, free and clear of all Liens, other than a Lien arising under the Credit Agreement;

            (xii) the Series 2000-1 Aggregate Invested Amount is not paid in full on the Scheduled Maturity Date;

            (xiii) the average of the Sales-Based Default Ratios as of the three most recent Determination Dates shall exceed 7%;

            (xiv) a Purchase Termination Event shall occur and be continuing;

            (xv) any event that has had, or could reasonably be expected to have, a Material Adverse Effect shall occur and, solely in the case of a material adverse effect described in clause (i) of the definition thereof with respect to CompuCom, such circumstance has continued for more than 90 days;

            (xvi) the Delinquency Ratio as of any Cut-Off Date shall exceed 10%; provided, however, that if the Aggregate Eligible Unpaid Balance is at least 142% of the Series 2000-1 Target Receivables Amount on such Cut-Off Date, the circumstance described in this subparagraph (xvi) for such Cut-Off Date shall not constitute an Early Amortization Event;

            (xvii) the average of the Delinquency Ratios as of the three most recent Determination Dates shall not exceed 15%;

            (xviii) the Internal Revenue Service shall file notice of a lien or a responsible officer of the Servicer shall otherwise become aware of the filing pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of the Transferor or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien or a responsible officer of the Servicer shall otherwise became aware of the filing of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Transferor.

      In clause (a) of Section 9.01, the phrase "subparagraphs (i), (ii) or
(iii)" is deleted and the phrase "subparagraphs (i), (ii), (iii), (viii), (ix),
(x), (xi), (xiii), (xv), and (xvi)" is substituted therefor.

      In clause (b) of Section 9.01, the phrase "subparagraphs (iv), (v), (vi) or (vii)" is deleted and the phrase "subparagraphs (iv), (v), (vi), (vii),
(xiv), (xvii) or (xviii) is substituted therefor.

      The following new clause (c) is hereby added to Section 9.01:

      (c) in the case of any event described in subparagraph (xii), an Early Amortization Event with respect to Series 2000-1 shall occur without any notice or other action on the part of any Control Party or any Certificateholder immediately upon the occurrence of such event.

      Article X is hereby modified as follows:

      Section 10.01 is hereby modified by deleting "or" after the semicolon at the end of clause (c), and adding the following new clauses (e), (f) and (g):

            (e) if, while CompuCom is the Servicer, at the end of the most recent fiscal quarter of CompuCom its Tangible Net Worth is less than the sum of (a) $110,000,000, plus (b) 75% of cumulative Consolidated Net Income for the period beginning on the Closing Date for the Series 2000-1 and ending on the date of calculation (provided that if Consolidated Net Income is less than zero for any Fiscal Year, or for the completed portion of the then-current Fiscal Year, Consolidated Net Income for such Fiscal Year or portion shall be deemed to be zero) plus (c) 100% of the net cash proceeds received by CompuCom after the Closing Date for the Series 2000-1 as a result of any offering of equity securities (or securities convertible into or exchangeable for equity securities) plus (d) an amount equal to the Tangible Net Worth of any Person that becomes a Subsidiary of CompuCom after the Closing Date for the Series 2000-1 or any Person (other than CompuCom or a Subsidiary) is merged with or consolidated with or into CompuCom or any Subsidiary after the Closing Date for the Series 2000-1 or any Person substantially all of the assets of which were acquired by CompuCom or any Subsidiary after the Closing Date for the Series 2000-1, in each case to the extent the purchase price paid therefor by CompuCom or the applicable Subsidiary is paid in equity securities of CompuCom or any Subsidiary.

            (f) A default shall have occurred and be continuing under the Credit Agreement or any instrument or agreement evidencing, securing or providing for the issuance of indebtedness for borrowed money in excess of $1,000,000 of, or guaranteed by, CompuCom or any Subsidiary thereof, which default is a payment default or if unremedied, uncured, or unwaived (with or without the passage of time or the giving of notice or both) would permit acceleration of the maturity of such indebtedness and such default shall have continued unremedied, uncured or unwaived for a period long enough to permit such acceleration; or any default under any agreement or instrument relating to the purchase of receivables of CompuCom or any Subsidiary thereof (other than this Agreement), if the effect of such default is to terminate, or permit the termination of, the commitment of any party to such agreement or instrument to purchase receivables or the right of CompuCom or such Subsidiary to reinvest in receivables the principal amount paid by any party to such agreement or instrument for an interest in receivables.

            (g) if CompuCom breaches the covenants of Section 8.16 hereof.

                                   ARTICLE III

                            DISTRIBUTIONS AND REPORTS

      SECTION 3.1 Distributions. The Trustee shall distribute to the Series 2000-1 Certificateholders as contemplated by Section 5.01 of the Agreement by 11:00 a.m. (New York City time) on each Payment Date in accordance with Section
8.4 hereof.

      SECTION 3.2 Reports, Statements and Notices. In addition to their obligations under the Agreement, the Transferor and the Servicer agree as follows:

            (a) Monthly Settlement Statements. The Servicer shall provide each Rating Agency with a Settlement Statement on the same day that it provides the same to the Trustee in accordance with Section 3.04(c) of the Agreement. The Trustee shall forward a copy of each Settlement Statement to any Series 2000-1 Certificateholder upon request by such Series 2000-1 Certificateholder.

            (b) Early Amortization Event/Distribution of Principal Notices. Upon the occurrence of an Early Amortization Event with respect to Series 2000-1, the Transferor or the Servicer, as the case may be, shall give prompt written notice thereof to the Trustee, and each Rating Agency within one Business Day of obtaining knowledge thereof. As promptly as reasonably practicable after its receipt of notice of the occurrence of any Early Amortization Event with respect to Series 2000-1, the Servicer shall give notice thereof to each Series 2000-1 Certificateholder. In addition, two Business Days preceding each day on which a distribution of principal is to be made during the Early Amortization Period, the Servicer shall provide to each Series 2000-1 Certificateholder and each Rating Agency which notice shall set forth the amount of principal to be distributed on the related date to the Series 2000-1 Certificateholders with respect to the outstanding Series 2000-1 Certificates.

            (c) Quarterly Financial Statements. As soon as available and in any event within 46 days after the end of each of the first three quarters of each fiscal year CompuCom will furnish to the Trustee (unless the following information is readily available on-line, in which case no copies need to be delivered unless requested by the Trustee) copies of the financial statements of CompuCom and its Subsidiaries prepared on a consolidated basis, consisting of at least a balance sheet as at the close of such quarter and statements of earnings for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, in each case in conformity with GAAP (except for footnote disclosures) and fairly presenting the consolidated financial position and results of operations of CompuCom and its Subsidiaries for such period, duly certified by the principal financial officer of CompuCom.

            (d) Annual Financial Statements. As soon as available and in any event within 91 days after the end of each fiscal year CompuCom will furnish to the Trustee (unless the following information is readily available on-line, in which case no copies need to be delivered unless requested by the Trustee) copies of the audited financial statements of CompuCom and its Subsidiaries prepared on a consolidated basis, consisting of at least a balance sheet of CompuCom and its Subsidiaries for such year and statements of earnings for such fiscal year, in each case in conformity with GAAP and fairly presenting the consolidated financial position and results of operations of CompuCom and its Subsidiaries for such period, together with the report of its independent auditors on such financial statements.

            (e) Annual Holders' Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 2001, the Trustee shall deliver to the Paying Agent, which shall thereupon furnish to each Person who at any time during the preceding calendar year was a Series 2000-1 Certificateholder, a statement prepared by the Servicer containing the information as specified in Section 5.02(b) of the Agreement.

            (f) Litigation. Each of Transferor and CompuCom will furnish to the Trustee, as soon as possible and in any event within three Business Days of Transferor's or CompuCom's actual knowledge thereof, notice of (i) any litigation, investigation or proceeding which may exist at any time which could be reasonably expected to have a Material Adverse Effect and (ii) any material adverse development in previously disclosed litigation.

                                   ARTICLE IV

                                      TAXES

      SECTION 4.1 Taxes. (a) All payments under this Supplement to any Series 2000-1 Certificateholder shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority ("Taxes"), excluding income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Series 2000-1 Certificateholder as a result of a present or former connection between such Series 2000-1 Certificateholder and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Series 2000-1 Certificateholder having executed, delivered or performed its obligations or received a payment under, or enforced, this Supplement). If any such non-excluded Taxes ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Series 2000-1 Certificateholder hereunder, the amounts so payable to such Series 2000-1 Certificateholder shall be increased by the Transferor to the extent necessary to yield to such Series 2000-1 Certificateholder (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Supplement; provided, however, that the Transferor shall not be required to increase any such amounts payable to any Series 2000-1 Certificateholder that is not created in or organized under the laws of the United States of America or a state thereof if such Series 2000-1 Certificateholder fails to comply with the requirements of paragraph (c) of this
Section 4.2. Whenever any Non-Excluded Taxes are paid by the Transferor as promptly as possible thereafter the Transferor shall send to such Series 2000-1 Certificateholder a certified copy of an original official receipt received by the Transferor showing payment thereof. If the Transferor fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to such Series 2000-1 Certificateholder the required receipts or other required documentary evidence, the Transferor shall indemnify the Series 2000-1 Certificateholders for any incremental taxes, interest or penalties that may become payable by any Series 2000-1 Certificateholder as a result of any such failure; such indemnification shall be paid promptly by the Transferor upon receipt of a written demand from such Series 2000-1 Certificateholder from amounts otherwise distributable to the Transferor pursuant to Section 4.03(a)(ii) of the Agreement or pursuant to Section 4.04(c)(i) of this Supplement. The agreements in this Section 4.2 shall survive the termination of this Supplement and the payment of the Series 2000-1 Aggregate Invested Amount and all other amounts payable hereunder.

      (b) The Transferor will indemnify any Series 2000-1 Certificateholder for the full amount of Non-Excluded Taxes (including any Non-Excluded Taxes imposed on amounts payable under this Section 4.2, but excluding any Non-Excluded Taxes imposed with respect to any Series 2000-1 Certificateholder not organized under the laws of the United States of America or a state thereof if such Series 2000-1 Certificateholder fails to comply with the requirement of paragraph (c) of this Section 4.2) paid by such Series 2000-1 Certificateholder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; such indemnification shall be paid promptly by the Trustee upon receipt of a written demand therefor from such Series 2000-1 Certificateholder from amounts otherwise distributable to the Transferor pursuant to Section 4.03(a)(ii) of the Agreement or pursuant to Section 4.04(c)(i) of this Supplement.

      (c) Each Series 2000-1 Certificateholder will, prior to the date on which the first interest payment on the Series 2000-1 Certificate is due to such holder:

            (i) deliver to the Transferor (A) if such Series 2000-1 Certificateholder is created in or organized under the laws of a jurisdiction outside the United States, two duly completed copies of United States Internal Revenue Service Form 1001 or new Form W-8BEN or Internal Revenue Service Form 4224 or new Form W-8ECI, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, before the first Interest Payment Date (or in the case of an Acquiring Series 2000-1 Certificateholder, the date on which it acquires its interest);

            (ii) deliver to the Transferor two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Transferor; and

            (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Transferor or as may be required to confirm the availability of any applicable exemption from United States Federal, state or local withholding taxes;

unless in any such case any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Series 2000-1 Certificateholder from duly completing and delivering any such form with respect to it and such Series 2000-1 Certificateholder so advises the Transferor. Each Series 2000-1 Certificateholder so organized or incorporated shall be deemed to have certified at the time it first becomes a Series 2000-1 Certificateholder, and thereafter to the extent provided by law, (i) in the case of a Form 1001 or new Form W-8BEN or Form 4224 or new Form W-8ECI, that it is entitled to receive payments under the Agreement and this Supplement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Series 2000-1 Certificateholder pursuant to Section 8.9 of this Supplement shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section 4.2, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Series 2000-1 Certificateholder from which the related participation shall have been purchased.

      (d) Notwithstanding anything to the contrary herein, each of the Servicer, Transferor or transferring Series 2000-1 Certificateholder shall be entitled to withhold any amount that it determines in its sole discretion is required to be withheld pursuant to Section 1446 of the Code and such amount shall be deemed to have been paid for all purposes of the Agreement.

      (e) Each Series 2000-1 Certificateholder and each beneficial owner of Series 2000-1 Certificates agrees that, with respect to all taxes set forth in
Section 3.07 of the Agreement, it will report its interest in the Series 2000-1 Certificates in a manner consistent with the intended characterization as debt referred to in Section 3.07 of the Agreement.

      SECTION 4.2 Limitation. The obligations of the Transferor under this
Article IV shall be limited by Section 8.9 of this Supplement.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      SECTION 5.1 Representations and Warranties of the Transferor and the Servicer. The Transferor and the Servicer each hereby represents and warrants to the Trustee and each of the Series 2000-1 Certificateholders that each and every of their respective representations and warranties contained in the Agreement is true and correct in all material respects as of the Issuance Date, it being understood and agreed that, notwithstanding any other provision hereof, any limitation of remedies set forth in the Agreement with respect to any breach of any such representations and warranties are incorporated by reference herein.

      SECTION 5.2 Obligations Unaffected. The obligations of the Transferor and the Servicer the Series 2000-1 Certificateholders under this Supplement shall not be affected by reason of any invalidity, illegality or irregularity of any of the Receivables or any sale of any of the Receivables.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

      SECTION 6.1 Conditions Precedent to Effectiveness of Supplement. This Supplement will become effective on the date (the "Effective Date") on which the following conditions precedent have been satisfied:

            (a) Documents. The Initial Series 2000-1 Certificateholder shall have received (i) an original counterpart of this Supplement executed by the other parties hereto and (ii) a photocopy of the other Transaction Documents executed by the parties thereto.

            (b) Corporate Documents; Corporate Proceedings of the Transferor and Servicer. The Initial Series 2000-1 Certificateholder shall have received from the Transferor and the Servicer complete copies of:

                  (i) the certificate of incorporation including all amendments thereto, of such Person, certified as of a recent date by the Secretary of State of Delaware;

            (ii) a certificate of the Secretary or Assistant Secretary of such Person dated the Issuance Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Person, as in effect on the Issuance Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of the resolutions in form and substance reasonably satisfactory to the Initial Series 2000-1 Certificateholder, of the Board of Directors of such Person or committees thereof authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and the transactions contemplated thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, (C) that the certificate of incorporation of such Person has not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to clause (c) below and (D) as to the incumbency and specimen signature of each officer executing this Supplement or any other document delivered in connection herewith on behalf of such Person; and

            (iii) a certificate of another officer as the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

      (c) Good Standing Certificates. The Initial Series 2000-1
Certificateholder shall have received copies of certificates of good standing, dated as of a recent date from the Secretary of State or other appropriate authority, with respect to each of the Transferor and the Servicer in Delaware and Texas.

      (d) Filings, Registrations and Recordings. Any documents (including, without limitation, financing statements) required to be filed in order (i) to perfect the sale of the Receivables by CompuCom to the Transferor pursuant to the Receivables Contribution and Sale Agreement and (ii) to create, in favor of the Trustee, a perfected ownership/security interest in the Trust Assets under the Agreement with respect to which an ownership/security interest may be perfected by a filing under the UCC or other comparable statute shall, in each case, have been properly prepared and executed for immediate filing or have been filed in each necessary public office and such filings are the only filings required in order to perfect the sale of the Receivables to the Transferor under the Receivables Contribution and Sale Agreement or to the Trust under the Agreement, as the case may be, in such jurisdictions. The Initial Series 2000-1 Certificateholder shall have received evidence reasonably satisfactory to it of each such filing, registration or recordation and reasonably satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

            (e) Lien Searches. The Initial Series 2000-1 Certificateholder shall have received the results of a recent search by a Person satisfactory to the Initial Series 2000-1 Certificateholder, of UCC and other filings with respect to the Transferor and CompuCom.

            (f) Legal Opinions. The Initial Series 2000-1 Certificateholder shall have received opinions of counsel to the Transferor and the Servicer, dated the Issuance Date, as to corporate, tax, bankruptcy, perfection and other matters in form and substance reasonably acceptable to the Initial Series 2000-1 Certificateholder and its counsel.

            (g) Settlement Statement. A Settlement Statement as of August 31, 2000.

                                   ARTICLE VII

                                   [RESERVED]


                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.1 Ratification of Agreement. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

      SECTION 8.2 Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      SECTION 8.3 Payments. Each payment to be made hereunder to the Initial Series 2000-1 Certificateholder shall be made on the required payment date in lawful money of the United States and in immediately available funds to such account or accounts as the Initial Series 2000-1 Certificateholder shall designate in writing to the Trustee.

      SECTION 8.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, or any Series 2000-1 Certificateholder, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

      SECTION 8.5 Severability. If any provision hereof is void or unenforceable in any jurisdiction, such voidness or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or
(ii) any other provision hereof in such or any other jurisdiction.

      SECTION 8.6 Notices. (a) All notices, requests and demands to or upon any party hereto to be effective shall be given (i) in the case of the Transferor, the Servicer and the Trustee, in the manner set forth in Section 13.05 of the Agreement and (ii) in the case of each Series 2000-1 Certificateholder, in writing (including a confirmed transmission by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or three days after being deposited in the mail, postage prepaid, one Business Day after being sent by overnight courier or, in the case of telecopy notice, when received, (A) in the case of the Initial Series 2000-1 Certificateholder, at their respective addresses set forth in Schedule 8.8; or
(B) to such other address as may be hereafter notified by the respective parties hereto.

      (b) All instructions given by the Servicer to the Trustee pursuant to this Supplement shall be in writing, and may be included in a Daily Report or Settlement Statement.

      SECTION 8.7 Successors and Assigns. (a) This Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Transferor nor the Servicer may assign or transfer any of its rights under this Supplement without the prior written consent of the Control Party.

      (b) The Transferor and the Servicer each authorizes each Series 2000-1 Certificateholder to disclose to any Acquiring Series 2000-1 Certificateholder (each, a "Transferee") and any prospective Transferee any and all financial information in such Series 2000-1 Certificateholder's possession concerning the Transferor, the Servicer or the Receivables which has been delivered to such Series 2000-1 Certificateholder by the Transferor or the Servicer pursuant to this Supplement or which has been delivered to such Series 2000-1 Certificateholder by or on behalf of the Transferor in connection with such Series 2000-1 Certificateholder's credit evaluation of the Transferor, the Servicer, the Trust and the Trust Assets prior to becoming a party to this Supplement; provided, however, if any such information is subject to a confidentiality agreement between such Series 2000-1 Certificateholder and the Transferor or the Servicer, the Transferee or prospective Transferee shall have agreed to be bound by the terms and conditions of such confidentiality agreement and, if the Transferor's consent is required pursuant to paragraph (c) above, the Transferor has so consented to such Acquiring Series 2000-1 Certificateholders.

      (g) If, pursuant to this Section, any interest in this Supplement or the Series 2000-1 Certificates is transferred to any Transferee which is created in or organized under the laws of any jurisdiction other than the United States or any State thereof, the transferring Series 2000-1 Certificateholder shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferring Series 2000-1 Certificateholder (for the benefit of the transferring Series 2000-1 Certificateholder, the Transferor and the Servicer) that under applicable law and treaties no taxes will be required to be withheld by the Transferor, the Servicer or the transferring Series 2000-1 Certificateholder with respect to any payments to be made to such Transferee in respect of the Series 2000-1 Certificates, (ii) to furnish to the transferring Series 2000-1 Certificateholder either U.S. Internal Revenue Service Form 4224 or new Form W-8ECI or U.S. Internal Revenue Service Form 1001 or new Form W-8BEN (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), (iii) to agree (for the benefit of the transferring Series 2000-1 Certificateholder, the Transferor and the Servicer) to provide the transferring Series 2000-1 Certificateholder, a new Form 4224 or Form W-8ECI or Form 1001 or Form W-8BEN upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption unless any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or which would prevent such Transferee from duly completing and delivering any such form with respect to it and such Participant so advises that transferring Series 2000-1 Certificateholder and the Transferor; provided, that such failure to provide such forms does not have a material adverse effect on the Transferor, the Servicer or the Trust.

      SECTION 8.8 Counterparts. This Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

      SECTION 8.9 Limitation of Payments by Transferor. Notwithstanding any other provision of the Agreement or this Supplement (but subject to Section 7.04 of the Agreement), the Transferor's obligations under the Agreement and this Supplement shall be limited to the funds available to the Transferor which have been properly distributed to the Transferor pursuant to the Agreement and any Supplement and no Series 2000-1 Certificateholder shall have any actionable claim against the Transferor for failure to satisfy such obligation because it does not have funds available therefor from amounts properly distributed.

      SECTION 8.10 No Bankruptcy Petition. Each Series 2000-1 Certificateholder hereby covenants and agrees that, prior to the date which is one year and one day after the later of (i) the last day of the Early Amortization Period and
(ii) the last day of the amortization period or early amortization period of any other outstanding Series 2000-1, it will not institute against, or join any other Person in instituting against, the Transferor or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

      SECTION 8.11 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement or for or in respect of the Preliminary Statement contained herein, which Preliminary Statement is made solely by the Transferor.

      SECTION 8.12 Consent to Jurisdiction. EACH OF THE SERVICER AND THE TRANSFEROR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE AGREEMENT OR THIS SUPPLEMENT AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF THE SERVICER AND THE TRANSFEROR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE SERVICER AND THE TRANSFEROR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT EITHER THE SERVICER OR THE TRANSFEROR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH OF THE TRANSFEROR AND THE SERVICER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE AGREEMENT OR THIS SUPPLEMENT.

                                   ARTICLE IX

                                   DEFINITIONS

      SECTION 9.1 Definitions. The following words and phrases shall have the following meanings with respect to Series 2000-1 and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

      "Accrual Period" means the period from and including a Payment Date to but excluding the next Payment Date; provided that the first Accrual Period will be the period from and including the Issuance Date to but excluding the next Payment Date.

      "Accrued Expense Amount" means, for each Business Day during an Accrual Period, the sum of (i) the portion of the Monthly Interest Amount allocable to such Business Day, (ii) one-fifth of the Servicing Fee due on the succeeding Payment Date (in the aggregate up to such Servicing Fee), and (iii) the portion of the Monthly Trustee Fee and Transition Costs allocable to such Business Day; provided, however, that if by the fifth Business Day of an Accrual Period, the entire amount of (A) the Monthly Interest Amount, (B) the Servicing Fee and (C) the Monthly Trustee Fee and Transitions Cost in each case for such Accrual Period, shall not have been transferred to the Series 2000-1 Non-Principal Collection Sub-subaccount, the Accrued Expense Amount for such Business Day (and each Business Day thereafter until paid) shall also include the amount of such shortfall.

      "Acquiring Series 2000-1 Certificateholder" shall have the meaning assigned in Section 8.9(c) of this Supplement.

      "Additional Interest" has the meaning specified in Section 4.05(b) of the Agreement as set forth in this Supplement.

      "Additional Servicing Fee" for each Accrual Period means, if CompuCom is not the Servicer and the Servicing Fee Percentage exceeds 1.0%, the excess of
(a) the Servicing Fee (calculated as if clause (ii) of the definition of Servicing Fee did not include the words "as in effect on the Issuance Date") over (b) the Servicing Fee (calculated without changing clause (ii) of the definition of Servicing Fee).

      "Adjusted Invested Amount" means, on any day the Series 2000-1 Aggregate Invested Amount at the close of business on such day minus the amount on deposit in the Series 2000-1 Principal Collection Sub-subaccount (after giving effect to any withdrawal therefrom).

      "Aggregate Allocated Receivables Amount" means the sum of the Series 2000-1 Allocated Receivables Amount plus the series allocated receivables amounts specified in the Supplements for any outstanding series other than Series 2000-1.

      "Agreement" has the meaning specified in the preamble to this Supplement.

      "Amortization Period Commencement Date" for the Series 2000-1 Certificates shall mean the Scheduled Maturity Date.

      "Article IV Costs" means any amounts due pursuant to Article IV of this Supplement.

      "Board" means the Board of Governors of the Federal Reserve System of the United States and any successor thereto.

      "Business Day" shall mean any day other than (a) a Saturday or a Sunday,
(b) any other day on which the Servicer is closed, as specified on the list furnished by the Servicer pursuant to Section 3.03(n) of the Agreement, (c) any other day on which banking institutions or trust companies in the State of New York generally or the City of New York, New York, the Commonwealth of Pennsylvania generally or the City of Pittsburgh, Pennsylvania, or the State of Minnesota generally or the City of Minneapolis, Minnesota are authorized or obligated by law, executive order or governmental decree to be closed, or (d) any other day on which The Depository Trust Company is closed.

      "Certificate Rate" for any Accrual Period the sum of LIBOR for such Accrual Period, plus 0.6%.

      "Consolidated Net Income" means, with respect to CompuCom and its Subsidiaries for any period, the net income (or loss) of CompuCom and its Subsidiaries for such period, plus restructuring charges incurred in CompuCom 1998 Fiscal Year, excluding any gains from asset sales otherwise than in the ordinary course of business, any extraordinary gains and any gains from discontinued operations and any items of extraordinary loss, including net loss on any asset sales otherwise than in the ordinary course of business.

      "Consolidated Subsidiaries" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of CompuCom in its consolidated financial statements if such statements were prepared as of such date.

      "Control Party" with respect to the Series 2000-1 Certificates means the Majority Series 2000-1 Certificateholders.

      "Credit Agreement" means the Inventory and Working Capital Financing Agreement, dated as of May 7, 1999, among CompuCom, the various financial institutions party thereto and IBM Credit Corporation, as it may be amended, supplemented or otherwise modified from time to time.

      "Cut-Off Date" means the last day of each calendar month.

      "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property, except accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all Debt of others guaranteed by such Person, and (vii) all non-contingent obligations of such Person to reimburse or prepay any Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument.

      "Determination Date" means, with respect to a Payment Date, the third Business Day prior to such Payment Date.

      "Delinquency Ratio" means, as of any Cut-Off Date, the ratio, expressed as a percentage, of (i) the aggregate Unpaid Balance of all Delinquent Receivables on such Cut-Off Date divided by (ii) the aggregate Unpaid Balance of all Eligible Receivables on such Cut-Off Date.

      "Dilution Reserve Percentage" as measured on any date means the greater of
(i) 7% and (ii) a percentage determined in accordance with the following formula:

      [(SF x ED) + ((DS-ED) x DS/ED)] x DHR where:

      SF    =     the Stress Factor, which shall be 2.5;

      ED    =     the "Expected Dilution", which shall be equal to the
                  twelve-month rolling average Sales-Based Dilution Ratio, expressed as a percentage;

      DS    =     the "Dilution Spike", which shall be equal to the highest one month Sales-Based Dilution Ratio over the immediately preceding twelve months, expressed as a percentage; and

      DHR   =     the "Dilution Horizon Ratio", which shall be equal to the
                  sales for the two months ending on the related Cut-Off Date divided by the Aggregate Eligible Unpaid Balance as of the such Cut-Off Date.

      "Dynamic Loss Reserve Percentage" shall be measured as an amount calculated pursuant to the following formula:

      DLRP  =     LR x LH x SF

      where:

      DLRP  =     the Dynamic Loss Reserve Percentage;

      LR    =     the Loss Ratio, which shall be equal to the highest average of the Sales-Based Default Ratios for any three consecutive calendar months during the previous twelve calendar months;

      LH    =     the Loss Horizon, which shall be equal to the cumulative sales over the previous three months divided by the Aggregate
                  Eligible Unpaid Balance; and

      SF    =     the Stress Factor, which shall be 2.5.

      "Early Amortization Period" means, with respect to Series 2000-1, the period from the declaration or occurrence of an Early Amortization Event or the Scheduled Maturity Date to the earlier of (i) the date on which the Invested Amount of Series 2000-1 (and all interest thereon) has been paid in full and
(ii) the Series 2000-1 Termination Date.

      "Effective Date" shall have the meaning assigned in Section 6.1 of this Supplement.

      "Fiscal Year" means the fiscal year of CompuCom and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1998") refer to the Fiscal Year ending on December 31 of such calendar year.

      "Initial Invested Amount" means the amount set forth on Schedule 3 to this Supplement.

      "Initial Series 2000-1 Certificateholder" shall have the meaning specified in the preamble to this Supplement.

      "Invested Amount" means on any date of determination, with respect to any Series 2000-1 Certificateholder, an amount equal to (a) (i) with respect to the Initial Series 2000-1 Certificateholder, the Initial Invested Amount or (ii) with respect to any Acquiring Series 2000-1 Certificateholder, the portion of the transferring Series 2000-1 Certificateholder's Invested Amount purchased by such Acquiring Series 2000-1 Certificateholder, minus (b) the aggregate amount of any distributions to such

Series 2000-1 Certificateholder pursuant to Section 4.07(c) of the Agreement as set forth in this Supplement, minus (c) the portion of such Series 2000-1 Certificateholder's interest transferred to another Series 2000-1
Certificateholder.

      "Invested Percentage" means, on any Business Day, the percentage (A) during the Revolving Period, obtained by dividing (i) the Series 2000-1 Allocated Receivables Amount as of the end of the immediately preceding Business Day, by (ii) the Aggregate Eligible Unpaid Balance as of the end of the immediately preceding Business Day (provided, that if during the Revolving Period an early amortization period or amortization period shall exist with respect to any Series other than Series 2000-1, then the amount in this clause
(ii) shall be the greater of (1) the Aggregate Eligible Unpaid Balance as of the end of the immediately preceding Business Day and (2) the sum of the numerators used to calculate the Invested Percentages for all outstanding Series on the Business Day for which such percentage is determined) and (B) during the Early Amortization Period, obtained by dividing (x) the Series 2000-1 Allocated Receivables Amount on the last day of the Revolving Period (provided, that if during the Early Amortization Period, the early amortization periods of all other outstanding Series which were outstanding prior to the commencement of the Early Amortization Period commence, then, from and after the date on which the last of such Series commences its early amortization period, the amount of this clause (x) shall be the Series 2000-1 Allocated Receivables Amount on such date) by (y) the greater of (1) the Aggregate Eligible Unpaid Balance as of the end of the immediately preceding Business Day and (2) the sum of the numerators used to calculate the Invested Percentages for all outstanding Series on the Business Day for which such percentage is determined; provided that for purposes of this definition, the Adjusted Invested Amount shall be calculated assuming that the amount on deposit in the Series 2000-1 Principal Collection Sub-subaccount is zero.

      "Issuance Date" means September 22, 2000, which is the Series Issuance Date for Series 2000-1.

      "Issuer" means the Initial Series 2000-1 Certificateholder.

      "LIBOR" shall mean the rate of interest computed as follows: On the second Business Day prior to the commencement of any Accrual Period, the Trustee will determine LIBOR on the basis of the offered rates for deposits in United States dollars having a maturity of one month commencing on such date that appears on the Telerate Page 3750 (or on such replacement system as is customarily used to quote LIBOR) as of approximately 11:00 A.M., London time, on such date. If at least two such offered rates appear on Telerate Page 3750 or associated pages, LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of a percent) of such offered rates. With the consent of the Series 2000-1 Certificates and the Transferor, the Trustee may use another method to determine LIBOR. On the second Business Day prior to the commencement of any Accrual Period prior to 12:00 noon, Minneapolis time, the Trustee shall send to the Servicer by facsimile transmission notification of LIBOR.

      "Majority Series 2000-1 Certificateholders" means, on any day, Series 2000-1 Certificateholders having, in the aggregate, more than 50% of the Invested Amount.

      "Miscellaneous Deficiency and Expense Amount" means on any Business Day, with respect to Series 2000-1, the sum of (i) (if CompuCom is not the Servicer) all Program Costs which have been accrued and unpaid since the preceding Business Day and (ii) any Article IV Costs due and payable pursuant to this Supplement.

      "Monthly Interest Amount" for any Accrual Period means (i) the daily average Series 2000-1 Aggregate Invested Amount during such Accrual Period, times (ii) the Certificate Rate for such Accrual Period, times (iii) a fraction, the numerator of which is the number of days in such Accrual Period and the denominator of which is 360.

      "Monthly Trustee Fee" for any Accrual Period means an amount equal to $2,000 plus the reasonable out-of-pocket costs incurred by the Trustee during such Accrual Period in the performance of its duties under this Agreement.

      "Net Worth" means, as to any Person at any time, the excess of the total assets of such Person and its Subsidiaries at such time over the total liabilities of such Person and its Subsidiaries at such time.

      "Non-Excluded Taxes" shall have the meaning assigned in Section 4.2(a) of this Supplement.

      "Overconcentration Amount" means, at any date with respect to an Obligor, the excess of the aggregate Unpaid Balance of Eligible Receivables due from such Obligor on such date over the Overconcentration Obligor Basis for such Obligor on such date. In addition, with respect to Obligors that are Governmental Authorities, the Overconcentration Amount means the excess of the aggregate Unpaid Balance of Eligible Receivables due from such Obligors on such date over 5% (or 10% in the case of each of the States of California, New York and Pennsylvania and each other State for which Standard & Poors Rating Service has received a memorandum of law satisfactory to it with respect to applicable laws regarding assignment of state related obligations) of the Aggregate Eligible Unpaid Balance on such date.

      "Overconcentration Obligor Basis" for an Obligor means the percentage of the Aggregate Eligible Unpaid Balance at such date set forth below for the applicable category of that Obligor (expressed as a dollar amount):

Minimum Long-Term or Short-Term
Unsecured Debt Rating
-------------------------------

         S&P                     Moody's                       Percentage*
         ---                     -------                       -----------

1.       A-1 or A+               P-1 or A1                     14%

2.       A-2 or BBB+             P-2 or Baa1                   7%

3.       A-3 or BBB-             P-3 or Baa3                   4.67%

4.       Less than A-3 or        Less than P-3 or
         BBB-/Unrated            Baa3/Unrated                  2.8%

provided, however, that all Obligors that are affiliates of each other having identical long-term and short-term debt ratings (or whose long-term or short-term senior unsecured debt are unrated) shall be deemed to be a single Obligor, provided further, however, that the following Obligors shall have a percentage of 4% (such percentage to be reduced, if necessary, to prevent the largest five Obligors under the fourth category from exceeding 14%):

      Deloitte & Touche LLP; and
      Fidelity Investments.

* The percentage applicable to any Obligor (or Obligor group, if applicable) will be the percentage associated with the lower of such Obligor's (or Obligor group's) short-term or long-term senior unsecured debt ratings (with "unrated" being lowest) issued by S&P or Moody's. The ratings specified in the table are minimums for each percentage category, so that a rating of an Obligor not shown in the table falls in the category associated with the highest rating shown in the table that is lower than such rating.

      "Past Due Receivable" means a Receivable that remains unpaid for more than 150 days but not more than 180 days from the original invoice date for such payment, or that has been charged off before it has become 151 days past invoice.

      "Payment Date" means the fourteenth day of each month (or, if such day is not a Business Day, the next succeeding Business Day).

      "Payment Date Interest Shortfall" has the meaning specified in Section 4.05(b) of the Agreement as set forth in this Supplement.

      "Payment Date Shortfall" has the meaning set forth in Section 3.11 of the Agreement as set forth in this Supplement.

      "Program Costs" means, for any Business Day, the sum of (a) the product of
(i) all unpaid fees and expenses due and payable to counsel to, and independent auditors of, the Transferor (other than fees and expenses payable on or in connection with the closing of the issuance of the Series 2000-1 Investor Certificates) on such Business Day and (ii) a fraction, the numerator of which is the Series 2000-1 Aggregate Invested Amount on such Business Day and the denominator of which is the sum of (1) the Aggregate Invested Amount on such Business Day (except with respect to any Series of variable funding certificates) and (2) the aggregate commitment amount with respect to any Series of variable funding certificates on such Business Day, and if CompuCom is not the Servicer, amounts otherwise payable by the Servicer for the Trustee's fees and expenses pursuant to the Agreement.

      "Record Date" means with respect to any Payment Date, the last Business Day of the immediately preceding Settlement Period.

      "Sales-Based Default Ratio" means, as of any Cut-Off Date, the ratio, expressed as a percentage, of (i) the aggregate Unpaid Balance of all Past Due Receivables for the month ending on such Cut-Off Date, divided by (ii) the aggregate billings for the fifth preceding month.

      "Sales-Based Dilution Ratio" as of any Cut-Off Date means (a) the aggregate reduction attributable to Dilutions occurring in the Unpaid Balance of Pool Receivables which Dilutions were granted during the month ending on such Cut-Off Date; divided by (b) the aggregate amount of billings for the month immediately preceding the two months ending as of such Cut-Off Date.

      "Scheduled Maturity Date", with respect to the Series 2000-1 Investor Certificates, means the Payment Date in April 2002.

      "Series 2000-1" means the Accounts Receivable Trust Certificates, Series 2000-1, the principal terms of which are set forth in this Supplement.

      "Series 2000-1 Accrued Interest Sub-subaccount" has the meaning specified in Section 4.02(d)(i) of the Agreement as set forth in this Supplement.

      "Series 2000-1 Aggregate Invested Amount" means, as of any date of determination, the sum of the Invested Amounts of all Series 2000-1 Certificateholders at the close of business on such date.

      "Series 2000-1 Allocated Receivables Amount" means, for any day, the lesser of (a) the Series 2000-1 Target Receivables Amount on such day and (b) the Aggregate Eligible Unpaid Balance on such day times the percentage equivalent of a fraction the numerator of which is the Series 2000-1

Target Receivables Amount on such day and the denominator of which is the Aggregate Target Receivables Amount on such day.

      "Series 2000-1 Certificateholder" or "Series 2000-1 Investor Certificateholder" means any Holder of a Series 2000-1 Investor Certificate, it being understood that, subject to Section 9.1 of this Supplement, no Person shall be a Series 2000-1 Certificateholder unless such Person is the Initial Series 2000-1 Certificateholder or an Acquiring Series 2000-1 Certificateholder.

      "Series 2000-1 Certificateholders' Interest" has the meaning specified in
Section 1.2 of this Supplement.

      "Series 2000-1 Collection Subaccount" has the meaning specified in Section 4.02(d)(i) of the Agreement as set forth in this Supplement.

      "Series 2000-1 Investor Certificate" or "Series 2000-1 Certificate" means an Accounts Receivable Trust Certificate, Series 2000-1, executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit B to this Supplement.

      "Series 2000-1 Monthly Principal Payment" has the meaning specified in
Section 4.06 of the Agreement as set forth in this Supplement.

      "Series 2000-1 Non-Principal Collection Sub-subaccount" has the meaning specified in Section 4.02(d)(i) of the Agreement as set forth in this Supplement.

      "Series 2000-1 Principal Collection Sub-subaccount" has the meaning specified in Section 4.02(d)(i) of the Agreement as set forth in this Supplement.

      "Series 2000-1 Principal Collection Subordinated Sub-subaccount" has the meaning specified in Section 4.02(d)(i) of the Agreement as set forth in this Supplement.

      "Series 2000-1 Required Reserved Percentage" as of any day means the sum of (i) the Dilution Reserve Percentage, (ii) the greater of (A) 14% and (B) the Dynamic Loss Reserve Percentage and (iii) the Yield Reserve Percentage, in each case as most recently calculated.

      "Series 2000-1 Required Subordinated Amount" means, (i) on any day during the Revolving Period, the sum of (a) the product of (1) the Adjusted Invested Amount and (2) the percentage equivalent of a fraction the numerator of which is the Series 2000-1 Required Reserved Percentage and the denominator of which is one minus the Series 2000-1 Required Reserved Percentage and (b) $110,000, and
(ii) on any day during the Early Amortization Period, an amount equal to the Series 2000-1 Required Subordinated Amount on the last Business Day of the Revolving Period.

      "Series 2000-1 Subordinated Percentage" means the percentage equivalent of a fraction the numerator of which is the Series 2000-1 Required Subordinated Amount on the last Business Day of the Revolving Period and the denominator of which is the sum of the Adjusted Invested Amount and Series 2000-1 Required Subordinated Amount, in each case on the last day of the Revolving Period.

      "Series 2000-1 Target Deficiency Amount" means for any day, the excess, if any, of the Series 2000-1 Target Receivables Amount over the Series 2000-1 Allocated Receivables Amount. The Series 2000-1 Target Deficiency Amount is the "Target Deficiency Amount" for purposes of Series 2000-1.

      "Series 2000-1 Target Receivables Amount" means, on any day the sum of (i) the Adjusted Invested Amount on such day and (ii) the Series 2000-1 Required Subordinated Amount on such day. The Series 2000-1 Target Receivables Amount is the "Target Receivables Amount" for purposes of Series 2000-1.

      "Series 2000-1 Termination Date", with respect to Series 2000-1, means the Payment Date in September 2003.

      "Servicing Fee" for each Accrual Period means an amount equal to the product of (i) one-twelfth, (ii) the Servicing Fee Percentage as in effect on the Issuance Date and (iii) the Series 2000-1 Aggregate Invested Amount on the first day of such Accrual Period.

      "Servicing Fee Percentage", with respect to Series 2000-1, means 1.0%, subject to any increase pursuant to Section 3.02(b) of the Agreement.

      "Specified Principal Terms" means, with respect to any Series, the following Principal Terms: (a) the floating allocation percentage contained in the Supplement with respect to such Series; (b) any amendments to the definitions of Eligible Accounts or Eligible Receivables contained in the Supplement with respect to such Series; (c) any Early Amortization Events; (d) any amendment to the definition of the Control Party contained in the Supplement with respect to such Series; (e) any Servicer Defaults contained in the Supplement with respect to such Series; (f) the method for allocating principal and interest to Certificateholders of such Series; (g) the level of subordination provided by the Transferor's Interest with respect to such Series; and (h) the date on which such Series will begin its amortization or accumulation period, if any, and the related terms thereof.

      "Supplement" has the meaning specified in the preamble hereto.

      "Tangible Net Worth means, as to any Person at any time, Net Worth of such Person minus the value of goodwill, trademarks, trade names, copyrights, patents, licenses, organizational expenses, research and development expenses and similar intangibles and, with respect to Tangible Net Worth of

CompuCom, any write-up on the book value of any asset resulting from a revaluation thereof subsequent to December 31, 1998.

      "Transferee" has the meaning specified in Section 8.9(f) of this Supplement.

      "Transaction Documents" means, collectively, the Agreement, the Receivables Contribution and Sale Agreement, this Supplement and the Series 2000-1 Investor Certificates.

      "Transition Costs" means any documented expenses and allocated costs of personnel reasonably incurred by any Successor Servicer in connection with a transfer of servicing from the Servicer to such Successor Servicer.

      "Trust Accounts" has the meaning specified in Section 4.02(d)(i) of the Agreement as set forth in this Supplement.

      "Turnover Rate" means, as of any Cut-Off Date, the ratio (expressed as a percentage) of (i) the aggregate Unpaid Balance of the Receivables as of such Cut-Off Date, divided by (ii) the most recent three month average billings for the month ending on such Cut-Off Date.

      "Yield Reserve Percentage" means, at any time, the product of (a)(A) the sum of (i) 1.5 times the LIBOR for the current Accrual Period, plus (ii) 3.60%, plus (iii) the Servicing Fee Percentage (B) divided by twelve and (b) two times the most recently calculated Turnover Rate.

      Unless the context otherwise requires, any reference to the Early Amortization Period or the Revolving Period in this Supplement (including in the amendments to the Agreement contained in Section 2.1 of this Supplement) shall refer only to such periods as they relate to the Series 2000-1 Investor Certificates.

      In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern. All capitalized terms not otherwise defined herein are defined in the Agreement. All Article or Section references herein means Articles or Sections of the Agreement as modified by this Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Agreement, each capitalized term used herein shall relate only to the Series 2000-1 Investor Certificates and no other Series of Investor Certificates. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Supplement shall refer to this Supplement or the Agreement as a whole and not to any particular provision of this Supplement or the Agreement, as the case may be; the word "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; the word "or" is not exclusive; and Section, Schedule and Exhibit references contained in this Agreement or this Supplement are references to Sections, Schedules and Exhibits in or to this Supplement unless otherwise specified.

      Unless otherwise specified in this Supplement, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for immaterial changes or changes concurred in by the independent public accountants of CompuCom) with the most recent audited consolidated financial statements of CompuCom and its Consolidated Subsidiaries.

                               [SIGNATURES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                           CSI FUNDING, INC.,
                                           as Transferor


                                           By: /s/ Daniel Celoni
                                              ----------------------------------
                                           Name: DANIEL CELONI
                                                --------------------------------
                                           Title: TREASURER
                                                 -------------------------------


                                           COMPUCOM SYSTEMS, INC.,
                                           as Servicer


                                           By: /s/ M. Lazane Smith
                                              ----------------------------------
                                           Name: M. LAZANE SMITH
                                                --------------------------------
                                           Title: SVP-CFO
                                                 -------------------------------

                                           WELLS FARGO BANK MINNESOTA,
                                           NATIONAL ASSOCIATION
                                           (f/k/a/ NORWEST BANK MINNESOTA,
                                           NATIONAL ASSOCIATION), as Trustee


                                           By: /s/ CORINE TWIN
                                              ----------------------------------
                                           Name: Corine Twin
                                           Title: Corporate Trust Officer

                               LLOYDS TSB BANK PLC
                               as the Initial Series 2000-1 Certificateholder

                               By: /s/ Gavin Rees /s/ Tim Self
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                                 [STAMP]                         [STAMP]

                                Gavin Rees                      TIM SELF
                          Assistant Vice President         Assistant Director
                             Structured Finance            Structured Finance
                                   R185                           S302

                                   SCHEDULE I
                                       to
                            Series 2000-1 Supplement

                                Trust Accounts

Series 2000-1 Accrued Interest Sub-subaccount

Series 2000-1 Collection Sub-account

Series 2000-1 Non-principal Collection Sub-subaccount

Series 2000-1 Principal Collection Sub-subaccount

Series 2000-1 Principal Collections Subordinated Sub-subaccount

Series 2000-1 Transferor Collection Sub-Account

                                  EXHIBIT A

                        FORM OF NOTICE TO OBLIGOR

                                                            Date:_______________

Re: CompuCom Systems, Inc. ("CompuCom")

Ladies and Gentlemen:

      As you are aware, CompuCom has established a lockbox (the "Lockbox") for collection of accounts receivable (the "Accounts") on which [name of Obligor] owes payment to CompuCom. Accordingly, you are hereby instructed to continue to remit all payments on Accounts of which you are the obligor to CompuCom to the following address:

                        [name of Lockbox Bank]
                        Lockbox Account #______
                        Post Office Box No.______
                        [address of Lockbox Bank]

      CompuCom has entered into an agreement with Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee") under which the Accounts will be assigned to the Trustee. Trustee may, in turn, from time to time, assign or pledge its interest in such Accounts as it deems appropriate.

      It is contemplated that the Accounts will continue to be serviced by CompuCom.

      Sending payment on such Accounts to the above Lockbox will discharge your obligation on such Accounts (to the extent of such payment), whether or not the Accounts have been assigned to Trustee or any assignee thereof.

      This direction may not be changed or revoked without the prior written consent of Trustee.

                                       Very truly yours,

                                       ________________________________________


                                       By:_____________________________________
                                       Name:
                                       Title:

                                    EXHIBIT B

                   FORM OF SERIES 2000-1 INVESTOR CERTIFICATE

COMPUCOM RECEIVABLES MASTER TRUST I
ACCOUNTS RECEIVABLE TRUST
CERTIFICATE, SERIES 2000-1

DATED September __, 2000

REGISTERED                          Initial Invested Amount: $25,000,000
NO. R-1__

      THIS RECEIVABLE TRUST CERTIFICATE, SERIES 2000-1 (THIS "CERTIFICATE") HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, TRANSFERRED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND WITH THE QUALIFICATION PROVISIONS OF APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION.

      THIS CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE AGREEMENT REFERRED TO HEREIN.

      THIS CERTIFICATE MAY NOT BE ACQUIRED OR TRANSFERRED DIRECTLY OR INDIRECTLY TO OR BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW).

      This Certificate evidences a fractional undivided interest in assets of the

                  COMPUCOM RECEIVABLES MASTER TRUST I

the corpus of which consists primarily of trade obligations of customers of CompuCom Systems, Inc. arising under certain accounts.

                      (Not an interest in or obligations of

                CSI Funding, Inc., CompuCom Systems, Inc. or any
                               Affiliate thereof)

                               This certifies that

                           [Name of Certificateholder]

(the "Certificateholder") is the registered owner of a fractional undivided interest in the assets of CompuCom Receivables Master Trust I (the "Trust"), pursuant to the Pooling and Servicing Agreement, dated as of May 7, 1999 (as the same may from time to time be amended, amended and restated, supplemented or otherwise modified, the "Pooling and Servicing Agreement"), by and among CSI Funding, Inc., a Delaware corporation (the "Company"), CompuCom Systems, Inc., a Delaware corporation, as servicer (the "Servicer"), and Wells Fargo Bank Minnesota, National Association, a national banking association, not in its individual capacity but solely as trustee (in such capacity, the "Trustee") for the Trust, as supplemented by the Series 2000-1 Supplement, dated as of September __, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Supplement", collectively, with the Pooling and Servicing Agreement, the "Agreement"), by and among the Company, the Servicer, Lloyds TSB Bank plc, as the initial Series 2000-1 Certificateholder, and the Trustee. Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement, is qualified in its entirety by the terms and provisions of the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any conflict or inconsistency between this Certificate and the Agreement, the Agreement shall control in all respects. A copy of the Agreement may be requested by writing to the Trustee at Norwest Bank Minnesota, National Association, Corporate Trust Services, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0070, Attention: Corporate Trust Department CompuCom 2000-1. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

      This Certificate is one of the Series 2000-1 Certificates issued under, and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Certificateholder, by virtue of its acceptance hereof, assents and is bound.

      The Transferor has entered into the Agreement, and the Series 2000-1 Certificates have been issued, with the intention that the Series 2000-1 Certificates will qualify under applicable tax law as indebtedness of the Transferor. The Transferor and the Certificateholder, by its acceptance of this Certificate, agree to treat the Series 2000-1 Certificates as indebtedness of the Transferor for purposes of Federal, state and local income and franchise taxes and for purposes of other taxes imposed on or measured by income.

      The Trust's assets are allocated in part to the Series 2000-1 Certificateholders with the remainder allocated to the Certificateholders of other Series and to the Transferor Certificate.

      Distributions with respect to this Certificate shall be made only in accordance with the Agreement. Final payment of this Certificate shall be made only upon presentation and surrender of this Certificate at the office specified in the notice of final distribution delivered by the Trustee to the Series 2000-1 Certificateholders in accordance with the Agreement.

      This Certificate does not represent recourse obligations of, an interest in or a guaranty by the Transferor, CompuCom Systems, Inc., or any Affiliate thereof and is not insured or guaranteed by any governmental agency or instrumentality. This Certificate is limited in right of payment as more specifically set forth in the Agreement.

      A transfer of this Certificate shall be made only as provided in the Agreement and subject to certain limitations therein set forth.

      The Certificateholder hereby agrees that, prior to the date which is one year and one day after the later of (i) the last day of the Early Amortization Period with respect to Series 2000-1 and (ii) the last day of the amortization period or early amortization period of any other outstanding Series, it will not institute against, or join any other Person in instituting against, the Company or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

      Subject to the terms and conditions of the Agreement, the Transferor may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates.

      THIS CERTIFICATE MAY NOT BE ACQUIRED OR TRANSFERRED DIRECTLY OR INDIRECTLY TO OR BY OR FOR THE BENEFIT OF A BENEFIT PLAN. "BENEFIT PLAN" MEANS (1) ANY EMPLOYEE BENEFIT PLAN, RETIREMENT ARRANGEMENT, INDIVIDUAL RETIREMENT ACCOUNT OR KEOGH PLAN SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (EACH A "PLAN"), OR (2) AN ENTITY USING "PLAN ASSETS" OF A PLAN.

      Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

      THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

                                    * * * * *

      IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed as of the date first above written.


                                       CSI FUNDING, INC.


                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Investor Certificates referred to in the within-mentioned Agreement.


                              WELLS FARGO BANK MINNESOTA,
                              NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee


                              By:_________________________________
                                  Assistant Vice President